Exhibit 10.4

PRIVATE & CONFIDENTIAL

July 19, 1999

Mr. Peter M. Lewis
563 Brier Hill Avenue
Toronto, Ontario
M4N 1N1

Dear Peter:

I am pleased to offer you a new position with MDC Corporation Inc. and I would like to take this opportunity to outline the terms of your employment with MDC Corporation Inc.:

Title:                                   Executive Vice President and Chief
                                         Financial Officer

Reports to:                              Miles S. Nadal Chairman, President &
                                         Chief Executive Officer of MDC
                                         Corporation Inc.,

Executive Committee And Board of         You will be a member of MDC's executive
                                         committee and a member of the
                                         Directors: Board of Directors of MDC
                                         Corporation Inc.

Duties and Responsibilities:             Fulfilling the role of Executive Vice
                                         President and Chief Financial Officer
                                         of the company, the overall
                                         responsibilities include:

                                         o   overall financial management,
                                             planning, and strategy

                                         o   supervision and coordination for
                                             all financial reporting of MDC and
                                             its various subsidiaries

                                         o   all reporting to the Board of
                                             Directors of MDC Corporation Inc.

                                         o   all treasury functions relating to
                                             MDC's capital needs

                                         o   development of relationships with
                                             investment banks

                                         o   development of relationships with
                                             analysts

                                         o   successful management of audit
                                             relationships and achievement of
                                             corporate goals

                                         o   overall corporate performance of
                                             MDC
                                         o   other assignments as agreed upon
                                             from time to time

Salary: $350,000 per annum, plus the maximum allowable annual RRSP contribution to a maximum of $15,000.

Bonus: You will participate in a performance incentive plan to a maximum of 100% of your salary. The criteria for the incentive payment for 1999 will be determined as follows:

                                         i)  1/3% of bonus will be based on
                                             achievement of the financial goals
                                             and objectives set out in the 1999
                                             business plan for Corporation.

                                         ii) The criteria for the remaining 2/3%
                                             of bonus will be established on a
                                             mutually agreeable basis including:

                                             o   corporate cost of the
                                                 acquisitions in which you have
                                                 had a significant role

                                             o   capital amount of financings in
                                                 which you have had a
                                                 significant role

                                             o   other criteria to be
                                                 established on a mutually
                                                 acceptable basis

                                         The bonus payable for the fiscal
                                         years ending December 31, 1999, 2000,
                                         2001, 2002 will be a minimum of
                                         $300,000 each year.

Options: On the date of signing this letter, you have been granted options to purchase 100,000 class A shares of MDC at various prices, pursuant to the provisions of the MDC stock option plan.

                                                                   MDC CORPORATION INC.
                                                                  Employee Stock Options
                                                                    As at June 30, 1999
                                            Total # of
                                              Options                                Amount
                                            Outstanding         Date of Grant        Granted        Price Granted

                                                10,000         Aug. 28/97              10,000           $9.15
                                                40,000         Dec. 15/97              40,000           $7.75
                                                15,000         Jan. 19/98              15,000           $9.15
                                                25,000         Oct 8/98                25,000          $10.00
                                                10,000         May 3/99                10,000          $16.00

                                         10% of the options will vest on the
                                         date of grant, a further 15% of the
                                         options will vest on the first
                                         anniversary of the date of grant, a
                                         further 20% of the options will vest on
                                         the second anniversary of the date of
                                         grant and, in the event that you stay
                                         for a period in excess of three years
                                         from the date of grant the balance of
                                         the options will become vested on the
                                         third anniversary of the date of grant.

                                         Further stock options and investments
                                         will be provided in future years
                                         predicated on performance.

                                         You and MDC will enter into the
                                         Company's standard form stock option
                                         agreement (a copy of which is attached)
                                         subject to the foregoing and with the
                                         following changes:

                                         -       in the event of the termination
                                                 of your employment without
                                                 cause, all of the options will
                                                 become vested and may be
                                                 exercised by you at any time up
                                                 to the close of business on the
                                                 data which is the earlier of
                                                 (i) three months following the
                                                 date of termination or (ii) the
                                                 expiry date of the option;

                                         -       other than the provisions of
                                                 applicable law, there will be
                                                 no restrictions on your ability
                                                 to sell or encumber shares
                                                 taken up under the option
                                                 agreement provided you provide
                                                 notice thereof to the board or
                                                 the committee established to
                                                 administer the stock option
                                                 plan.

Stock Purchase:                          You have been provided with an
                                         interest-free loan of up to $750,000
                                         of which a portion was for the
                                         purchase of shares in MDC. The loan
                                         is interest free and repayable within
                                         12 months of termination of your
                                         employment. You have signed a
                                         promissory note for this amount.

                                         In the event that any of the MDC shares
                                         purchased with this loan are sold by
                                         you within a period of three years,
                                         from the date of purchase, an interest
                                         rate of 10% will be imputed from the
                                         commencement of the loan on that
                                         portion of the loan relating to the
                                         shares which are sold. In the event
                                         that you resign and sell any of these
                                         MDC shares within a period of three
                                         years, from the date of purchase, an
                                         interest rate of 15% will be imputed
                                         from the commencement of the loan on
                                         that portion of the loan relating to
                                         the shares which are sold. In each case
                                         the interest charge will not be greater
                                         than the capital gain.

                                         Furthermore you have also been provided
                                         with an interest free forgivable loan
                                         of $250,000. All of which is
                                         forgiveable January 1, 2002. When the
                                         loan is forgiven, the Company will pay
                                         for the applicable income taxes to
                                         enable you to realize the full benefit
                                         of $260,000 after income taxes. This
                                         benefit remains unchanged if you die,
                                         become disabled, or your employment is
                                         terminated by the Company.

Mortgage Benefit:                        You have been provided with an interest
                                         free forgiveable loan of $250,000. All
                                         of which is forgiveable January 1,
                                         2003. When the loan is forgiven, the
                                         Company will pay for the applicable
                                         income taxes to enable you to realize
                                         the full benefit of $250,000 after
                                         income taxes, The Mortgage Benefit
                                         remains unchanged if you die, become
                                         disabled, or your employment is
                                         terminated.

Car Allowance: You will be provided with an allowance of $1,500.00 per month to cover the costs related to the use of your vehicle in the performance of your duties; plus insurance coverage and other related costs.

Benefits:                                You will be entitled to all other
                                         benefits generally made available to
                                         senior management of MDC including six
                                         weeks vacation annually; inclusive of
                                         corporate office closures.

Expense Reimbursement:                   You will be reimbursed for travel,
                                         mobile phone and entertainment expenses
                                         and parking costs incurred by you in
                                         the performance of your duties.

Club Membership:                         The company will reimburse club dues
                                         and related expenses.

Severance:                               If your employment is terminated
                                         without cause, you will be entitled to
                                         the following severance:

                                         -       The Salary and bonus components
                                                 of the contract are guaranteed
                                                 for three years from the start
                                                 date. If your employment is
                                                 terminated without cause during
                                                 that period you will be
                                                 entitled to receive total
                                                 remuneration for the greater of
                                                 18 months' or the period
                                                 remaining.

                                         -       If terminated any time
                                                 thereafter you will be entitled
                                                 to receive 24 months' total
                                                 remuneration.

                                         For the purposes of this clause on
                                         "Severance" and the clause on the
                                         "Golden Parachute", "total
                                         remuneration" means salary, bonus
                                         (based on the best of your last three
                                         years) and all other benefits.

Effective date:                          July 19, 1999

Golden Parachute:                        In the event that the number of shares
                                         in MDC beneficially controlled, both
                                         directly and indirectly, by Miles Nadel
                                         becomes less than 1 million shares or
                                         in the event that a third party or
                                         group acquires greater than 50% of the
                                         votes of MDC or any successor you will
                                         continue to honor this contract for 9
                                         months after which you will be given a
                                         60 day option to terminate. If you
                                         decide to terminate you will receive 18
                                         months of total remuneration, all
                                         options will automatically vest and may
                                         be exercised at any time up to the
                                         exercise date which would have
                                         prevailed but for your decision to
                                         terminate and all personal loans still
                                         outstanding from the corporation will
                                         become due and payable in 12 months.

If this offer is acceptable would you please acknowledge your agreement with the above by signing in the space provided below.

Yours truly,

Miles S. Nadal
President & CEO
MDC Communications Corporation


Agreed:


____________________________________        ___________________________
Peter M . Lewis                             Date